UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2006

CONCORDE CAREER COLLEGES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16992	43-1440321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Foxridge, Suite 500, Mission, Kansas, 66202
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (913) 831-9977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Teach Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of Liberty Partners Holdings 28, LLC (“Liberty Holdings”), was merged with and into Concorde Career Colleges, Inc. (“Concorde” or the “Company”) pursuant to the Agreement and Plan of Merger by and between the Company, Parent and Merger Sub (the “Merger Agreement”), dated as of June 21, 2006, pursuant to which the Company was the surviving corporation. The execution and funding of the transaction took place on August 31, 2006 with the resulting change of control effective on September 1, 2006. By virtue of the merger, the Company became a privately held corporation wholly owned by Liberty Holdings as of September 1, 2006. As a result of the merger, all of the Company’s common stock, par value $.10 per share (other than shares held in treasury of the Company or owned by Liberty Holdings or any subsidiary of Liberty Holdings or the Company), was cancelled and automatically converted into the right to receive $19.80 in cash, without interest and less any required withholding taxes. In addition, subject to the receipt of a written acknowledgment and termination from each holder of Company stock options fully releasing the Company from any and all claims with respect to their options, all of the Company’s existing stock incentive plans will automatically be cancelled. Accordingly, upon receipt of a written acknowledgment and termination from each holder of Company stock options, all outstanding Company stock options issued pursuant to such plans will be cashed out and canceled in connection with the completion of the merger. Each option holder will be entitled to receive, in exchange for the cancellation of such option holder’s stock options, an amount in cash, less applicable withholding taxes, without interest, equal to the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by the excess, if any, of $19.80 over the exercise price per share of common stock subject to the option.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Concorde’s Current Report filed on Form 8-K on June 23, 2006 and incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the closing of the merger, the Company’s common stock was listed on the NASDAQ Capital Market (“NASDAQ”) under the trading symbol “CCDC.” In connection with the closing of the merger, the Company notified NASDAQ that all of the Company’s common stock, par value $.10 per share (other than shares held in treasury of the Company or owned by Liberty Holdings or any subsidiary of Liberty Holdings or the Company), was cancelled and automatically converted into the right to receive $19.80 in cash, without interest and less any required withholding taxes. At the close of market on August 31, 2006, the Company also requested that NASDAQ cease separate trading in the Company’s common stock pursuant to 17 CFR 240.12d2-2(a)(3). NASDAQ confirmed that it removed “CCDC” from trading at the close of market on August 31, 2006.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report is incorporated by reference herein. Pursuant to the Merger Agreement, each share of the Company’s common stock, par value $.10 per share, issued and outstanding as of the effective time of the merger (other than shares held in treasury of the Company or owned by Liberty Holdings or any subsidiary of Liberty Holdings or the Company), was cancelled and automatically converted into the right to receive $19.80 in cash, without interest and less any required withholding taxes.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report is incorporated by reference herein. As noted above, pursuant to the terms of the Merger Agreement, Liberty Holdings consummated the acquisition of the Company through the merger of Merger Sub with and into the Company. The Company was the surviving corporation in the merger and as a result has become a privately held corporation wholly owned by Liberty Holdings. A copy of the press release announcing the completion of the merger is incorporated herein by reference as Exhibit 99.1 hereto.

The aggregate purchase price paid for all of the common stock and options of the Company that were issued and outstanding as of the effective time of the merger was approximately $114.5 million. The aggregate purchase price for such shares and options, together with payments of fees and expenses related to the merger and the related financings and transactions, was funded through the use of borrowings from Harris N.A. of up to $35 million to Merger Sub, and an aggregate equity contribution by Liberty Capital Partners, Inc. of $76.5 million, subject to certain terms and conditions set forth in the Merger Agreement.

Prior to the closing of the merger Jack L. Brozman, the Chairman, President, Chief Executive Officer and Treasurer of the Company, David L. Warnock, a director of the Company, and entities affiliated with Mr. Warnock, beneficially owned approximately 35.6% of the outstanding shares of the Company’s stock.

On June 21, 2006, the Company entered into an employment agreement with Mr. Brozman, which becomes effective upon the Closing (the “Employment Agreement”). Mr. Brozman’s Employment Agreement provides that he will be employed by the Company as its President for one year following the Closing at a base salary of $292,500. The foregoing description of the Employment Agreement between the Company and Mr. Brozman is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.3 to Concorde’s Current Report filed on Form 8-K on June 23, 2006 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Incorporation. Pursuant to the Certificate of Merger filed with the Secretary of the State of Delaware on August 31, 2006, effective September 1, 2006, the Restated Certificate of Incorporation of Concorde Career Colleges, Inc. filed with the Secretary of the State of Delaware on June 11, 1986, as last amended by the Certificate of Amendment filed with the Secretary of the State of Delaware on October 17, 2001 was amended and restated by the Amended and Restated Certificate of Incorporation of Concorde Career Colleges, Inc. (the “New Charter”) included in the Certificate of Merger.

A copy of the New Charter is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

By-Laws. In connection with the merger, the Bylaws of Merger Sub became the By-Laws of Concorde as the surviving corporation pursuant to the merger.

A copy of the By-laws is attached as Exhibit 3.2 hereto and is incorporated by reference into this Item 5.03.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Concorde Career Colleges, Inc.

3.2	By-Laws of Concorde Career Colleges, Inc.

99.1	Press Release, dated September 1, 2006, issued by Concorde Career Colleges, Inc., announcing completion of the previously disclosed merger with Teach Acquisition Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORDE CAREER COLLEGES, INC.
DATED: September 1, 2006

By:  /s/  Jack L. Brozman
Jack L. Brozman
Chief Executive Officer

By:  /s/  Paul R. Gardner
Paul R. Gardner
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Concorde Career Colleges, Inc.

3.2	By-Laws of Concorde Career Colleges, Inc.

99.1	Press Release, dated September 1, 2006, issued by Concorde Career Colleges, Inc., announcing completion of the previously disclosed merger with Teach Acquisition Corporation.